NEWS RELEASE
Gryphon Gold Corporation, 748 S Meadows Parkway, Suite A9, Reno, NV, 89521

FOR IMMEDIATE RELEASE

Gryphon Gold to Delist its Stock from the TSX

Reno, NV. – June 24, 2013 - Gryphon Gold Corporation (“Gryphon or the “Company”) (TSX: GGN; OTCBB: GYPH) a company focused on its joint venture interest in the gold Borealis oxide heap leach project in Nevada (the “Borealis Property”) announces today that its shares of common stock will be delisted from trading on the Toronto Stock Exchange effective the end of the day June 27, 2013. The Company’s decision to voluntarily delist its stock from the TSX was a result of its inability to meet certain ongoing listing requirements, including board and audit committee composition required for TSX listed companies, as well the fact that it does not have a majority interest in the Borealis Property. Trading in the shares of the Company will continue to be reported on the OTCBB (OTC Bulletin Board) (symbol: GYPH).

For further information, please contact:

Lisanna Lewis
Management Consultant
775-883-1456 ext 210
llewis@gryphongold.com

Safe Harbor Statement

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of United States and Canadian securities laws, which may include, but are not limited to, statements relating to delisting of trading on the TSX and trading on the OTCBB. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors and Uncertainties” in the Annual and Quarterly Reports, as filed with the SEC and Canadian securities administrators and in the Company’s other reports, documents, and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on the Company’s website: www.gryphongold.com and www.sec.gov or www.sedar.com